     608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V – PPI)

Passport Potash Enters into Agreement to Acquire 100% Interest in its
Landholdings on the East Side of the Holbrook Basin

Vancouver, B.C. - October 31, 2012. Passport Potash, Inc. (“Passport” or the “Company”) (PPI: TSX.V, OTCQX:PPRTF) is pleased to announce that it has entered into an agreement to acquire 100% interest in its landholdings on the east side of the Holbrook Basin. The Agreement is part of a settlement agreement with North American Potash Developments Inc. and the other parties in the civil action in Utah (“NAPD Group”). Click Here To View Map

Under the terms of the settlement agreement, the parties have agreed to an Amendment of the Option Agreement (“Amendment Agreement”) according to the following terms:

1.	Passport will pay to the NAPD Group a total of $3,850,000 according to the following schedule:
	a.	$150,000 upon execution of the Amendment Agreement;
	b.	$2,450,000 upon TSX Venture Exchange approval;
	c.	$1,250,000 on or before October 31, 2014;

2.	Passport will issue 750,000 common shares to the NAPD Group upon TSX Venture Exchange approval;

3.

Upon written notice from the TSX Venture Exchange that the Amendment Agreement has been approved, the parties shall simultaneously do the following: (i) the NAPD Group shall assign all of its right, title, and interest in and to the Property and will take all necessary action with the Arizona State Land Department to effect such assignment; and (ii) Passport will place into escrow on behalf of the NAPD Group the $2,450,000 cash payment and the 750,000 common shares of Passport. The cash payment and shares will be released to the NAPD Group upon receipt of confirmation of the assignment of the Property to Passport from the Arizona State Land Department.

4.	There will be no royalty attached to the transferred permits.

5.	Should Passport, or any subsidiary or affiliate, sell or in any way transfer its interest in the Property, the NAPD Group will receive a bonus payment in accordance with the following schedule:
	a.	If Passport receives less than $30 million for the transaction, then no bonus payment shall be payable;
	b.	If Passport receives greater than $30 million but less than $40 million the NAPD Group would receive 20% of the gross consideration in excess of $30 million;
	c.	If Passport receives greater than $40 million but less than $50 million the NAPD Group would receive 10% of the gross consideration in excess of $40 million;
	d.	If Passport receives greater than $50 million the NAPD Group would receive 20% of the gross consideration received in excess of $50 million.

Based upon the foregoing, the parties have agreed to a mutual release and settlement of any claims and causes of action between the parties as of the date of the settlement agreement.

“We are happy to have solidified our position in our eastern landholdings”, commented Joshua Bleak, Passport’s President and CEO. “This settlement will allow us to focus all our efforts on the development of this project, and is another decisive step towards rounding out the best land package in the Holbrook Basin.”

About Passport Potash, Inc.

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 121,000 acres. For more information regarding the Holbrook Basin, Click Here.

On behalf of the Board of Directors of Passport Potash Inc.

Joshua Bleak, President

Forward-Looking Statement

This news release includes certain statements that may be deemed "forward-looking statements". Forward-looking information includes, but is not limited to: statements with respect to the effect and estimated timeline of the drilling and assay results on the Company; the estimation of mineral reserves and mineral resources; the timing and amount of estimated future exploration; costs of exploration; capital expenditures; success of exploration activities; permitting time lines and permitting ; government regulation of mining operations; potential future expansion of the PFNP; environmental risks; unanticipated reclamation expenses; and title disputes or claims. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". All statements in this release, other than statements of historical facts, including the likelihood of commercial mining and possible future financings are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include: unsuccessful exploration results; changes in metals prices; changes in the availability of funding for mineral exploration; unanticipated changes in key management personnel and general economic conditions. Mining is an inherently risky business. Accordingly the actual events may differ materially from those projected in the forward-looking statements. For more information on the Company and the risks and challenges of its business, investors should review the Company's annual filings that are available at www.sedar.com.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Corporate Communication

Peter J. Kletas
866-999-6251-Toll Free
peter@passportpotash.com
and/or
Clive Mostert
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com